UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2019

Date of Report (Date of Earliest Event Reported)

LIFE STORAGE, INC.

LIFE STORAGE LP

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(Life Storage, Inc.)	1-13820	16-1194043

Delaware (Life Storage LP)	0-24071	16-1481551
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6467 Main Street Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850

(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Life Storage, Inc.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LSI	New York Stock Exchange

Life Storage LP:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Life Storage, Inc.:

Emerging growth company  ☐

Life Storage LP:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Life Storage, Inc.  ☐

Life Storage LP  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2019, Life Storage, Inc. (the “Company”), Life Storage LP (the “Operating Partnership”) and Life Storage Holdings, Inc., the general partner of the Operating Partnership (the “General Partner”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters (the “Underwriters”), relating to the public offering (the “Offering”) by the Operating Partnership of $350 million aggregate principal amount of the Operating Partnership’s 4.000% senior notes due 2029 (the “Notes”).    The Notes will be issued at 99.476% of the principal amount due. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2019. The Notes will mature on June 15, 2029. The Notes will be fully and unconditionally guaranteed by the Company (the “Guarantee”). The Offering is expected to close on June 3, 2019, subject to customary closing conditions. Net proceeds to the Operating Partnership from the Offering, before expenses, will be approximately $345.9 million.

The Operating Partnership intends to use net proceeds from the Offering to repay in full the $100 million unsecured term note of the Operating Partnership and the Company maturing June 4, 2020 and amounts outstanding under the unsecured line of credit of the Operating Partnership and the Company which matures on March 10, 2023, with the balance being used for general corporate purposes.    Affiliates of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., SunTrust Robinson Humphrey, Inc., HSBC Securities (USA) Inc., and BB&T Capital Markets, a division of BB&T Securities, LLC are lenders under the unsecured line of credit and unsecured term loans of the Operating Partnership and the Company. Upon the application of a portion of the net proceeds from the Offering to repay amounts outstanding under the term notes and unsecured line of credit, each such lender will receive its proportionate share of the amounts being repaid.

The Company, the Operating Partnership and the General Partner made certain customary representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Offering of the Notes and related Guarantee were made pursuant to a registration statement on Form S-3 (File Nos. 333-225620 and 333-225620-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 14, 2018. A prospectus supplement, dated May 22, 2019, relating to the Notes and the Guarantee and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 22, 2019, among Life Storage, Inc., Life Storage LP, Life Storage Holdings, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc., as representatives for the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2019	LIFE STORAGE, INC.
	By	/s/ Andrew J. Gregoire Name: Andrew J. Gregoire Title: Chief Financial Officer

LIFE STORAGE LP

Date: May 23, 2019	By: LIFE STORAGE HOLDINGS, INC., as General Partner

	By	/s/ Andrew J. Gregoire Name: Andrew J. Gregoire Title: Chief Financial Officer